As Filed with the Securities and Exchange Commission on March 30, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Inhibitex, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	74-2708737
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification Number)
9005 Westside Parkway
Alpharetta, GA 30004
(678) 746-1100
(Address Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Russell H. Plumb
President and Chief Executive Officer
9005 Westside Parkway
Alpharetta, GA 30009
(678) 746-1100
(Name, Address Including Zip Code and Telephone Number,
Including Area Code of Agent for Service)

Copies to:
David S. Rosenthal, Esq.
Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
(212) 698-3500

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the registrant.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered (1) (2)	Price per Unit (2)	Offering Price (2)	Fee (3)
Common Stock, $.001 par value per share	—	—	—	—
Preferred Stock, $.001 par value per share	—	—	—	—
Warrants	—	—	—	—
Rights to purchase Common Stock	—	—	—	—
Debt Securities	—	—	—	—
Units	—	—	—	—
Total	$100,000,000	$100,000,000	$100,000,000	$7,130

(1)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants and rights to purchase common stock, preferred stock or debt securities, and such indeterminate number of units of Inhibitex, Inc. as may from time to time be issued at indeterminate prices. The securities registered hereunder, shall have an aggregate initial offering price for all securities not to exceed $100,000,000, provided, however, that if any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and such amount of debt securities as may be issued upon conversion of or in exchange for common stock, preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Rule 457(o) under the Securities Act of 1933, as amended, permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price. The proposed maximum initial offering price per unit will be determined by the registrant from time to time in connection with the issuance by the registrant of securities registered hereunder.

(3)	Calculated pursuant to Rule 457(o) based on the proposed maximum aggregate offering price.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to completion, dated March 30, 2010
PROSPECTUS
$100,000,0000
Common Stock
Preferred Stock
Warrants
Rights to Purchase Shares of Common Stock
Debt Securities
Units
We may issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $100,000,000 of any combination of the securities described in this prospectus, either individually or in units. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should carefully read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, before you invest. Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.
Our Common Stock is quoted on the NASDAQ Capital Market under the symbol “INHX”. On March 26, 2010, the last reported sale price for our Common Stock was $1.37.
This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on Page 5 for information that you should consider before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 30, 2010

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants, or rights to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION” before making an investment decision.
We have not authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representation must not be relied upon as having been so authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer to sell is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus and the accompanying prospectus supplement, nor any sale hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in our affairs subsequent to the date set forth on the front of such document, that the information contained herein and the accompanying prospectus supplement is correct as of any time subsequent to the date set forth on the front of such document, or that any information incorporated by reference is correct as of any time subsequent to the date set forth on the front of such document.
Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See “Incorporation of Certain Documents by Reference” in this prospectus.
Unless otherwise specified, references in this prospectus to “Inhibitex,” the “Company,” “we,” “our” and “us” refer to Inhibitex, Inc.

ABOUT INHIBITEX, INC.
We are a biopharmaceutical company focused on the development of differentiated anti-infective products to prevent or treat serious infections. Our research and development efforts are currently focused on small molecule antiviral compounds, and in particular, orally-available therapies to treat herpes zoster, or shingles, and chronic infections caused by hepatitis C virus, or HCV. Currently available antiviral therapies have a number of therapeutic limitations that include inadequate potency, significant adverse side effects, complex dosing schedules, inconvenient methods of administration, and diminishing efficacy due to the emergence of drug-resistant viruses. We believe that our antiviral drug candidates have the potential to address a number of these limitations as well as unmet clinical needs in their respective intended indications. In addition to our antiviral programs, we have also licensed the rights to certain intellectual property from our MSCRAMM protein platform to Pfizer Inc. for the development of active vaccines to prevent staphylococcal infections.
Our lead product candidate, FV-100, is an orally available nucleoside analogue prodrug being developed for the treatment of herpes zoster, which is caused by varicella zoster virus. We have initiated a Phase II clinical trial of FV-100. The Phase II trial is a well-controlled, double-blind study comparing two arms of FV-100 to an active control (valacyclovir).
Our preclinical pipeline includes INX-189, the lead compound from our series of nucleotide polymerase inhibitors, or protides, which we are developing to treat infections caused by HCV. We have completed the requisite good laboratory practices preclinical studies needed to support the filing of an investigational new drug application, or IND, for INX-189 with the United States Food and Drug Administration, or FDA. We anticipate filing an IND for INX-189 shortly, and subject to FDA review, anticipate initiating a Phase I clinical trial of INX-189 in the first half of 2010.
We have retained all worldwide rights to both FV-100 and INX-189 and intend to establish strategic collaborations, partnerships and alliances that we believe can accelerate the development and commercialization of our antiviral product candidates beyond clinical proof of concept by utilizing the financial, clinical development, manufacturing and commercialization capabilities of a leading pharmaceutical company.
We have not received regulatory approval to sell or market any of our current or past product candidates, nor do we have any commercialization capabilities; therefore, it is possible that we may never successfully derive any commercial revenues from any of our existing or future product candidates. Inhibitex® and MSCRAMM® are registered trademarks of Inhibitex, Inc.
Corporate Information
We were incorporated in Delaware in May 1994. Our principal executive offices are located at 9005 Westside Parkway, Alpharetta, Georgia 30009. Our telephone number is (678) 746-1100. Our website is www.inhibitex.com. Information contained on our website is not incorporated by reference into and does not constitute part of this prospectus.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement, and under the caption “Risk Factors” under Item 1 of Part 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is incorporated by reference into this prospectus, and any other document that is incorporated by reference into this prospectus or the applicable prospectus supplement.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “forecast,” “potential,” “likely” or “possible”, as well as the negative of such expressions, and similar expressions intended to identify forward-looking statements. There may be events in the future that we are unable to predict accurately, or over which we have no control. Before you purchase our securities, you should read this prospectus and the documents that we reference or incorporate by reference in this prospectus or registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our business, financial condition, results of operations, and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the information presented or incorporated by reference in this prospectus, and particularly our forward-looking statements, by these cautionary statements
USE OF PROCEEDS
Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities (including proceeds, if any, received from the exercise of warrants sold by us) for general corporate purposes, which may include the development and commercialization of our product candidates, working capital, capital expenditures, licensing rights to intellectual property and acquisitions of other businesses, technologies and compounds. When any particular securities are offered, the respective prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities. Our management will have broad discretion in the allocation of the net proceeds of the offering. Pending the application of the net proceeds for these purposes, we expect to invest such proceeds in short-term, interest-bearing instruments or other investment-grade securities.

GENERAL DESCRIPTION OF SECURITIES
We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $100,000,000 aggregate offering price of:
•	shares of our Common Stock, par value $.001 per share; or

•	shares of our Preferred Stock, par value $.001 per share; or

•	Warrants to purchase our Common Stock; or

•	Rights to purchase our Common Stock; or

•	Debt securities; or

•	any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each on terms to be • determined at the time of sale.
When any particular securities are offered, a supplement to this prospectus will be delivered with this prospectus which will set forth the terms of the offering and sale of the offered securities as well as complete descriptions of the security or securities to be offered pursuant to the prospectus supplement. The summary descriptions of securities included in this prospectus are not meant to be complete descriptions of each security.
DESCRIPTION OF CAPITAL STOCK
Our certificate of incorporation authorizes the issuance of up to 150,000,000 shares of common stock, par value $.001 per share, and up to 5,000,000 shares of preferred stock, par value $.001 per share. As of March 25, 2010, we had outstanding 61,562,606 shares of common stock and no shares of preferred stock.
The following descriptions of our common stock and preferred stock are qualified in their entirety by reference to our Eighth Amended and Restated Certificate of Incorporation, as amended to date, and our Amended and Restated By-laws. For information on how to obtain copies of our Amended and Restated Certificate of Incorporation, as amended to date, and our Amended and Restated By-laws, see “WHERE YOU CAN FIND MORE INFORMATION” on page 14 of this prospectus.
Common Stock
Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.
In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to proportionately receive our net assets available for distribution after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred Stock
Our certificate of incorporation authorizes us, without further vote or action by the stockholders, to issue up to an aggregate of 5,000,000 shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and pre-emptive rights.

The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power or other rights of the holders of common stock, and could make it more difficult for a third party to acquire, or could discourage a third party from attempting to acquire, a majority of our outstanding voting stock. We cannot determine the actual impact or effect of the issuance of any of this preferred stock upon the rights of the holders of our common stock until the board issues or determines the specific rights of this preferred stock.
Anti-Takeover Effects or Provisions of Delaware Law and Our Amended and our Charter Documents
We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 of the Delaware General Corporation Law prohibits a publicly-held Delaware corporation, such as us, from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” is defined to include a merger or asset sale involving the interested stockholder or any other transaction resulting in a financial benefit to the interested stockholder. Subject to various exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the past three years did own, 15% or more of a corporation’s voting stock. This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.
In addition, certain provisions of our amended and restated certificate of incorporation and our amended and restated by-laws may have the effect of delaying, deferring or preventing a tender offer or takeover attempt that our stockholders might deem to be in their best interests. These provisions are designed to encourage persons seeking to acquire us to initiate such a transaction through arm’s-length negotiations with our board of directors. The existence of these provisions could adversely affect the prevailing price of our common stock or limit the price that others might be willing to pay in the future for shares of our common stock. These provisions include:
Stockholder Action; Special Meeting of Stockholders. Stockholders may not take action by written consent, but only at a duly called annual or special meeting of our stockholders. Special meetings of our stockholders may be called only by the chairman of our board of directors, our chief executive officer, or a majority of our board of directors, and in no event may stockholders call a special meeting. Thus, without approval by the chairman of the board of directors, our chief executive officer or a majority of the board of directors, our stockholders may not take action between annual meetings.
Advance Notice Requirements for Stockholder Proposals and Director Nominations. A stockholder seeking to bring business before an annual meeting of our stockholders, or to nominate candidates for election as directors at an annual meeting of our stockholders, must provide timely notice of his or her intention in writing. To be timely, a stockholder’s notice must be delivered to our secretary, at our principal executive offices, not less than 90 days nor more than 120 days prior to the first anniversary of the date of the previous year’s annual meeting of our stockholders. However, if no annual meeting of stockholders was held in the previous year or the date of the annual meeting of stockholders has been changed to be more than 30 calendar days from the time of the previous year’s annual meeting, then a proposal shall be received no later than the close of business on the tenth day following the date on which notice of the date of the meeting was mailed or a public announcement was made. Only our board of directors or a committee thereof may nominate candidates for election at a special meeting of our stockholders. Our Amended and Restated By-Laws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of our stockholders or from making nominations for directors at an annual or special meeting of our stockholders.
Authorized but Unissued Shares. Our authorized but unissued shares of common and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the NASDAQ Capital Market. These additional shares may be utilized for a variety of corporate needs, including acquisitions and raising additional funds. The existence of authorized but unissued and unreserved common and preferred stock could discourage an attempt by third parties to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Classification of Board Members. Our board of directors is classified into three different classes of members, as nearly equal in size as possible, with each class having its own three-year term. Any one or more, or all, of the directors may be removed by the holders of at least a majority of the shares then entitled to vote at an election of directors only for cause. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then in office. This classification of our board of directors, and the limitations on the removal of directors and filling of vacancies, may have the effect of making it more difficult for a third party to acquire control of us, or of discouraging a third party from acquiring control of us because at least two annual meetings of stockholders, instead of one, generally will be required to change the majority of our board of directors.
Transfer Agent and Registrar
American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock. The transfer agent and registrar for any series of preferred stock will be named and described in the prospectus supplement for that series.
DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus and the related indenture. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.
We may offer debt securities from time to time, in one or more offerings under this prospectus. We will issue any such debt securities under an indenture that we will enter into with a trustee to be named in the indenture. We have filed a form of indenture as an exhibit to the registration statement of which this prospectus is a part. The indenture will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to the trustee under the indenture.
The following summaries of material provisions of the debt securities and the indenture are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.
General
The indenture provides that debt securities may be issued from time to time in one or more series. The indenture does not limit the amount of debt securities that may be issued thereunder, and the indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution, an officers’ certificate and/or a supplemental indenture, if any, relating to such series.
We will describe in each prospectus supplement the following terms relating to a series of debt securities:
•	the title or designation of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	the currency of denomination of the debt securities;

•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the place or places where the principal of, premium, and interest on the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•	the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	whether the debt securities are to be issued at any original issuance discount and the amount of discount with which such debt securities may be issued;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the form of the debt securities;

•	the terms and conditions upon which the debt securities will be so convertible or exchangeable into securities or property of another person, if at all, and any additions or changes, if any, to permit or facilitate such conversion or exchange;

•	whether the debt securities will be subject to subordination and the terms of such subordination;

•	any restriction or condition on the transferability of the debt securities;

•	any addition or change in the provisions related to compensation and reimbursement of the trustee which applies to Securities of such series;

•	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities; and

•	any other terms of the debt securities, which may modify or delete any provision of the indenture.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
Conversion or Exchange Rights
We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction
The indenture provides that we may not merge or consolidate with or into another entity, or sell other than for cash or lease all or substantially all our assets to another entity, or purchase all or substantially all the assets of another entity unless we are the surviving entity or, if we are not the surviving entity, the successor, transferee or lessee entity expressly assumes all of our obligations under the indenture or the debt securities, as appropriate.
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities additional protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture
The following are events of default under the indenture with respect to any series of debt securities that we may issue:
•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due whether by maturity or called for redemption;

•	if we fail to pay a sinking fund installment, if any, when due and our failure continues for 30 days;

•	if we fail to observe or perform any other covenant relating to such series contained in the debt securities of such series or the indenture, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.
No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:
•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.
A holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:
•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.
These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.
Modification of Indenture; Waiver
The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:
•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.
In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	impairing the right to institute suit for the enforcement of any payment on or after the fixed maturity date of any series of debt securities;

•	materially adversely affect the economic terms of any right to convert or exchange any debt securities; and

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver; or modifying, without the written consent of the trustee, the rights, duties or immunities of the trustee.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:
•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.
In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange, and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Debenture Trustee
The debenture trustee, other than during the occurrence and continuance of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture. Upon an event of default under the indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed and construed in accordance with the laws of the State of New York.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:
•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
The warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.
Outstanding Warrants
As of March 25, 2010, we had warrants outstanding to purchase 14,047,015 shares of our Common Stock.
DESCRIPTION OF RIGHTS
We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock, warrants, or any combination of those securities, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights that we may offer. The terms of any rights offered under a prospectus supplement may differ from the terms described below.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of rights agreement, including a form of rights certificate, that describes the terms of the particular rights we are offering before the issuance of the related rights. The following summaries of material provisions of the rights and the rights agreements are subject to, and qualified in their entirety by reference to, all the provisions of the rights agreement and rights certificate applicable to the particular rights that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the rights that we may offer under this prospectus, as well as the complete rights agreements and rights certificates that contain the terms of the rights.
We will describe in the applicable prospectus supplement the terms of the rights being offered, including:
•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	whether the rights are transferrable;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether stockholders are entitled to oversubscription rights, if any;

•	any applicable federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.
Exercise of Rights
Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the rights and rights agreements will be governed by and construed in accordance with the laws of the State of New York.
DESCRIPTION OF UNITS
We may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.
General
Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
The provisions described in this section, as well as those described under “DESCRIPTION OF CAPITAL STOCK,” “DESCRIPTION OF DEBT SECURITIES” and “DESCRIPTION OF WARRANTS” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.
Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

PLAN OF DISTRIBUTION
We may sell the securities to one or more underwriters for public offering and sale by them and may also sell the securities to investors directly or through agents, or through a combination of such methods. Any such underwriter or agent involved in the offer and sale of securities will be named in the applicable prospectus supplement. We have reserved the right to sell securities directly to investors on our own behalf in those jurisdictions where and in such manner as we are authorized to do so.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Sales of Common Stock may be effected from time to time in one or more transactions on the NASDAQ or in negotiated transactions or a combination of those methods. We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may receive compensation from us in the form of fees, underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a reasonable efforts basis and a dealer will purchase securities as a principal, and may then resell such securities at varying prices to be determined by the dealer.
Any fees or underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for expenses. The terms of any indemnification provisions will be set forth in a prospectus supplement.
To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.
Each series of securities will be a new issue of securities and may have no established trading market (other than our common stock). Any common stock sold pursuant to a prospectus supplement will be eligible for trading on the NASDAQ Capital Market, subject, if required, to official notice of issuance, or such other trading market as specified in a prospectus supplement. Any securities sold pursuant to a prospectus supplement, other than our common stock, may or may not be listed on a national securities exchange or approved for trading on any other trading market.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies may also be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants who file electronically with the SEC.
This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site (http://www.sec.gov).
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, after the date of the prospectus but before the termination of any offering made under this prospectus and accompanying prospectus supplement:
•	our annual report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 26, 2010;

•	our definitive proxy statement filed with the SEC on April 27, 2009;

•	our current reports on Form 8-K, filed with the SEC on January 11, 2010, February 5, 2010, February 22, 2010 and March 23, 2010; and

•	the description of our Common Stock and Preferred Stock contained in the registration statement on Form 8-A, filed on May 21, 2004, and all amendments and reports updating such description.
Upon oral or written request and at no cost to the requester, we will provide to any person, including a beneficial owner, to whom a prospectus is delivered, a copy of any or all the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. All requests should be made to: Inhibitex, Inc., 9005 Westside Parkway, Alpharetta, GA 30009, Attn: Corporate Secretary. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.
LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Dechert LLP, New York, New York.
EXPERTS
The consolidated financial statements of Inhibitex, Inc. incorporated by reference in the Inhibitex Inc. Annual Report (Form 10-K) for the year ended December 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$100,000,000
Common Stock
Preferred Stock
Warrants
Rights to Purchase Shares of Common Stock
Debt Securities
Units

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the estimated costs and expenses payable by us in connection with the distribution of the securities being registered are set forth:

SEC registration fee	$7,130.00
Accountants’ fees and expenses	12,000.00
Legal fees and expenses	10,000.00
Printing and engraving expenses	—
Miscellaneous	2,000.00
Total expenses	$31,130.00

Item 15.	Indemnification of Directors and Officers
Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any threatened, pending or completed action, suit or proceeding in which any such person is made a party by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by a director, officer, employee or agent in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication but in light of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem reasonable.
Our amended and restated certificate of incorporation provides that we shall indemnify our directors, officers and employees (and those serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan) against all expenses (including attorney’s fees), liability and loss in any action, suit or proceeding arising out of his or her status as a director, officer, employee or agent or activities in any of those capacities. We shall pay expenses incurred by a director, officer, employee or agent in defending an action, suit or proceeding, or appearing as a witness at a time when he or she has not been named as a defendant or a respondent, in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay the amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us.
We have entered into separate, but identical, indemnity agreements with each of our directors and executive officers and we expect to enter into similar indemnity agreements with persons who become directors or executive officers in the future. These indemnity agreements provide that we will indemnify our directors or executive officers, or the indemnitees, against any amounts that he or she becomes legally obligated to pay in connection with any claim against him or her based upon any act, omission, neglect or breach of duty that he or she may commit, omit or suffer while acting in his or her capacity as a director and/or officer of Inhibitex; provided that such claim: (i) is not based upon the indemnitee’s gaining any personal profit or advantage to which he or she is not legally entitled; (ii) is not for an accounting of profits made from the purchase or sale by the indemnitee of our securities within the meaning of Section 16(b) of the Exchange Act or similar provisions of any state law; and (iii) is not based upon the indemnitee’s knowingly fraudulent, deliberately dishonest or willful misconduct. The indemnity agreements also provide that all costs and expenses incurred by the indemnitee in defending or investigating any such claim shall be paid by us in advance of the final disposition thereof unless a majority of our directors who are not parties to the action, independent legal counsel in a written opinion, our stockholders or a court of competent jurisdiction in a final, unappealable adjudication determine that: (i) the indemnitee did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to our best interests or (ii) in the case of any criminal action or proceeding, the indemnitee had reasonable cause to believe his or her conduct was unlawful. Each indemnitee has undertaken to repay us for any costs or expenses so advanced if it shall ultimately be determined by a court of competent jurisdiction in a final, non-appealable adjudication that he or she is not entitled to indemnification under the indemnity agreements. We also carry liability insurance covering each of our directors and officers.
Our amended and restated certificate of incorporation states that our directors will not have personal liability for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

Item 16.	Exhibits
Exhibits

Exhibit No.		Description
1.1	(1)	Form of Underwriting Agreement.

4.1
Eighth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 of the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 12, 2009).

4.2		Amended and Restated By-laws (incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 10, 2007).

4.3
Specimen certificate evidencing the Common Stock (incorporated by reference to Exhibit 10.2 of Amendment No. 2 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 6, 2004).

4.4	(1)	Form of Certificate of Designations of Preferred Stock

4.5		Form of Indenture

4.6	(1)	Form of Note

4.7	(1)	Form of Common Stock Warrant Agreement and Warrant Certificate

4.8	(1)	Form of Preferred Stock Warrant Agreement and Warrant Certificate

4.9	(1)	Form of Debt Securities Warrant Agreement and Warrant Certificate

4.10	(1)	Form of Rights Agreement and Rights Certificate

4.11	(1)	Form of Unit Agreement

5.1		Opinion of Dechert LLP.

8.1	(1)	Opinion regarding Tax Matters

23.1		Consent of Ernst & Young LLP.

23.2		Consent of Dechert LLP (included in Exhibit 5.1).

24.1		Power of Attorney (included on signature page).

25.1	(1)	Statement of Eligibility of Trustee under the Indenture

(1)	To be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference, if applicable.

Item 17.	Undertakings.
(a) The undersigned registrant hereby undertakes:
     (1) To file, during any period during which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low end or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the Registration Statement.
     (2) That, for purposes of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities to be offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which shall remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(e) The undersigned Registrant hereby further undertakes that:
     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)2 of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on March 30, 2010.

Inhibitex, Inc.
By:	/s/ Russell H. Plumb
Russell H. Plumb
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Russell H. Plumb, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution for him or her and on his or her behalf, and in his or her name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Company hereby confers like authority on its behalf.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacity and on the dates indicated.

Signature	Title	Date
/s/ russell h. plumb Russell H. Plumb	President and Chief Executive Officer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 30, 2010

/s/ michael a. henos Michael A. Henos	Chairman of the Board of Directors	March 30, 2010

/s/ m. james barrett, ph.d M. James Barrett, Ph.D.	Director	March 30, 2010

/s/ chris mccguigan Chris McGuigan	Director	March 30, 2010

/s/ Gabriele M. Cerrone Gabriele Cerrone	Director	March 30, 2010

/s/ russell m. medford, m.d., ph.d. Russell M. Medford, M.D., Ph.D.	Director	March 30, 2010

/s/ marc l. preminger Marc L. Preminger	Director	March 30, 2010

/s/ A. Keith willard A. Keith Willard	Director	March 30, 2010

EXHIBIT INDEX

Exhibit No.		Description
1.1	(1)	Form of Underwriting Agreement.

4.1
Eighth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 of the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 12, 2009).

4.2		Amended and Restated By-laws (incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 10, 2007).

4.3
Specimen certificate evidencing the Common Stock (incorporated by reference to Exhibit 10.2 of Amendment No. 2 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 6, 2004).

4.4	(1)	Form of Certificate of Designations of Preferred Stock

4.5		Form of Indenture

4.6	(1)	Form of Note

4.7	(1)	Form of Common Stock Warrant Agreement and Warrant Certificate

4.8	(1)	Form of Preferred Stock Warrant Agreement and Warrant Certificate

4.9	(1)	Form of Debt Securities Warrant Agreement and Warrant Certificate

4.10	(1)	Form of Rights Agreement and Rights Certificate

4.11	(1)	Form of Unit Agreement

5.1		Opinion of Dechert LLP.

8.1	(1)	Opinion regarding Tax Matters

23.1		Consent of Ernst & Young LLP.

23.2		Consent of Dechert LLP (included in Exhibit 5.1).

24.1		Power of Attorney (included on signature page).

25.1	(1)	Statement of Eligibility of Trustee under the Indenture

(1)	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.